UNITED STATES
securities and exchange commission

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2016

NEENAH PAPER, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer
Identification No.)

3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01  Entry into a Material Definitive Agreement

On July 28, 2016, Neenah Paper, Inc. (the “Company”) amended its existing Third Amended and Restated Credit Agreement, dated as of December 18, 2014, (the “Credit Agreement”) by and among the Company, certain of its subsidiaries as Domestic Borrowers and Neenah Services GmbH & Co. KG and certain of its subsidiaries as German Borrowers, the financial institutions signatory to the Third Amended Credit Agreement as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as agent for the Lenders (the “First Amendment”).

The First Amendment, among other things, makes certain definitional and administrative changes to the Credit Agreement to address the calculation of the Fixed Charge Coverage Ratio, as more particularly described in the First Amendment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	First Amendment to the Third Amended and Restated Credit Agreement, dated July 28, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)

Date: August 2, 2016	/s/ Steven S. Heinrichs
Steven S. Heinrichs
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	First Amendment to Third Amended and Restated Credit Agreement, dated July 28, 2016.